Exhibit 4.8

Schedule of Policies and Payments

Paid-Loss Payments Plan

Effective from 6/30/2004 to 6/30/2005

Annexed to the PAYMENT AGREEMENT

effective on 6/30/2000

by and between us,

National Union Fire Insurance Company of Pittsburgh, Pa.

On behalf of itself and all its affiliates including but not limited to:

American Home Assurance Company

The Insurance Company of the State of Pennsylvania

National Union Fire Insurance Company of Pittsburgh, Pa

Commerce and Industry Insurance Company

Birmingham Fire Insurance Company

Illinois National Insurance Company

American International South Insurance Company

AIU Insurance Company

American International Pacific Insurance Company

Granite State Insurance Company

Landmark Insurance Company

National Union Fire Insurance Company of Louisiana

New Hampshire Insurance Company

And You, our Client

ONESOURCE HOLDINGS, INC

1600 PARKWOOD CIR SE #400

ATLANTA, GA 30339-2119

on behalf of You and all Your subsidiaries or affiliates except those listed below:

For our use only: 168513

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List of Addressees for Notices and Other Purposes

Your Address:

Contact Name: Jim Brown
Company Name: ONESOURCE HOLDINGS, INC
Street 1600 PARKWOOD CIR SE # 400
City ATLANTA	State: GA	Zip: 30339-2119	Phone: (770) 308-2263

Your Representative:

Contact Name: Gene Callaghan
Company Name: Murphy & Jordon
Street 32 OLD SLIP, 8TH FL
City New York	State: NY	Zip: 10005-3504	Telephone: (212) 699 8950

Our Account Representative:

Contact Name: Phil Stafford
Company Name: American International Group
Street: 1200 Abernathy Road, N.E., Suite 600, 8th Floor
City: Atlanta	State: GA	Zip: 30328	Telephone: (770) 671-2252

Our Law Representative:

Contact Name: Virginia Doty
Company Name: American International Group
Street 175 Water Street, 18th Floor
City: New York	State: NY	Zip: 10038	Telephone: (212) 458-7015

Remit Payments to:

Contact name:
Company Name: American International Companies
Street Post Office Box 10472
City: Newark	State: NJ	Zip: 07193	Telephone:

Remit Collateral to:

Contact Name: Attn: Art Stillwell
Company Name: American International Group, Inc
Street: P.O. Box 923 Wall Street Station
City: New York	State: NY	Zip: 10268	Telephone: (212) 770-0896

Contact Name:
Company Name:
Street:
City:	State:	Zip:	Telephone:

Contact Name:
Company Name:
Street:
City:	State:	Zip:	Telephone:

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A.	Policies and Other Agreements

Workers Compensation and Employers Liability Insurance

WC 5212979 , WC 5212980 , WC 5212961 , WC 5212962 , WC 5212983 , WC 5212984 , WC 5212985.

Commercial General Liability Insurance

GL 4806505 , GL 4806506.

Automobile Liability Insurance

CA5189260 , CA 5189261 , CA 5189262 , CA 518926a.

Other Insurance

Other Agreements (Describe)

1. Agreement and Parental Guarantee with Carlisle Holdings Limited for $15,500,000, shown in Section C. Security Plan-Collateral.-Other. 2. Commercial Auto Policy # 148-80363, and a Commercial General Liability policy # 005-69326 for Puerto Rico issued by AIICO of Puerto Rico. In consideration of premiums paid premises and the mutual covenants contained herein, all parties hereto do mutually agree as follows: OneSource retained limits are $500,000 for each policy, all claims will be handled by SRS and OneSource Payment Obligations shall include but are not limited to the Deductible Loss Reimbursements, any amount that we may have paid on your behalf because of any occurrence, accident, offense claim or suit with respect to which you are self insured or losses paid under these policies subject to the retained limits. 3. To the extent that the table in Section C. - Security Plan, provides that collateral is held in the form of Cash via DBP Policies 298-13-40 and 298-13-41, it is understood and agreed that, so long as all cash collateral has been received as required, on a quarterly basis, we will credit to you, interest accrued quarterly on the daily cash balances calculated at the rate of 2.40% per annum, such rate to be effective from September 29, 2004 to September 29, 2005. If prior to September 29, 2005, you should cancel policies DBP 298-13-40 and 298-13-41, all earned premium inclusive of all Interest accrued through to the date of the cancellation will be subject to the applicable provisions of policies DBP 298-13-40 and 298-13-41. Furthermore, if prior to September 29, 2005, you should cancel policies DBP 298-13-40 and 298-13-41, It Is understood and agreed that interest on the premium will be deemed to have accrued from September 29, 2004 to the date of cancellation, at a rate of 1.52% per annum. Notwithstanding the above, it is understood and agreed that the aforementioned interest rates ere subject to modification at September 29, 2005 and annually thereafter and the Interest will accrue on that portion of the Premium used to fund the Combined Aggregate Limit at a rate set at an enhanced spread of no less than 20 basis points over the 1-year United States Constant Maturity Treasury yield as it reads each subsequent period. It is further agreed that any interest accrued and credited, will thereupon, become a part of the total collateral we hold, subject to the same terms and conditions set forth in the Payment Agreement as all other collateral shown in the table in Section C - Security Plan. However, on a quarterly basis coinciding with the effective date of policies DBP 298-13.40 and 298-13-41, You may request, with (ten) 15 days prior written notice, direct payment of the interest accrued during the previous quarter on the premium delivered to us. Nothing herein is intended to limit any of our rights under the Payment Agreement or policies DBP 298-13-40 and 298-13.41 including, but not limited to, our rights to cancellation, adjustments, or our rights of offset, including rights of offset against any direct payment of interest. Failure to timely deliver the cash collateral amounts called for in the table in Section C - Security Plan, will void the terms of this provision, including, but not limited to the interest rate amounts.

B.	Payment Plan:

1. Cash Deposits, Installments and Estimated Deferred Amounts

Payment No.	Due Date	Provision for Expenses And Excess Losses(1)	Special Taxes and Surcharges	Annual Credit Fee	Provision for Limited Losses (2)	Your Estimated Payment Obligation
1	06/30/2004	$2,061,418	$363,148	$0	$0	$2,424,566
2	07/30/2004	$1,230,657	$0	$0	$0	$1,230,657
3	08/30/2004	$1,230,657	$0	$0	$0	$1,230,657
4	09/30/2004	$1,230,657	$0	$0	$0	$1,230,657
5	10/30/2004	$1.230.657	$0	$0	$0	$1,230,657
6	11/30/2004	$1,220,334	$0	$0	$0	$1,220,334
	Subtotals	$8,204,380	$363,148	$0	$0	$8,567,528
	DLP*	N/A	N/A	N/A	$25,100,710	$25,100,710
	DEP*	$0	$0	$0	N/A	$0
	Totals	$8,204,380	$363,148	$0	$25,100,710	$33,668,238

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DLP means “Deferred Loss Provision”. This is the estimated amount You must pay us as “Regular Loss Payments” and “Sizeable Loss Payments” described below.

DEP means “Deferred Expense Provision”. This is an estimated amount that You must pay us as foIlows:

Date	Type	Amount
N/A	N/A	N/A

Notes	(1)	“Provision for Expenses and Excess Losses” is a part of the Premium.
	(2)	“Provision for limited Losses” includes provision for Loss within Your Retention (both Deductible and Loss Limit) and Your share of ALAE. Any “Deposit” in this column is the Claims Payment Deposit. Refer to definitions in the Payment Agreement.

2.	Adjustments

The sums shown above are only estimated amounts. If Your Payment Obligation changes under the terms of the Policies, we will promptly notify You as such changes become known to us. All additional or return amounts relating thereto shall be payable in accordance with the terms of the Payment Agreement.

3.	Additional Payments

On a Monthly basis, we will report to You the amounts of Loss and ALAE that we have paid under the Policies. You must subsequently pay us as described below.

Regular Loss Payments: Regular Loss Payments apply in addition to the amounts shown with Due Dates in Section B above.

We will bill You or withdraw funds from the Automatic Withdrawal Account (whichever Billing Method applies as shown below) at the periodic Intervals stated above for the amounts of Loss within Your Retention and Your share of ALAE that we will have paid under the Policies, less all amounts You will have paid us to date as such Regular Loss Payments and the Sizeable Loss Payments described below.

Sizeable Loss Payments: If we must make payment for any Loss within Your Retention and Your share of ALAE arising out of a single accident, occurrence, offense, claim or suit that in combination exceeds the Sizeable Loss Payment Amount of $500,000, You must pay us the amount of that payment of Loss within 10 days after You receive our bill.

Billing Method:

☐ Billing to

☐ You at Your address shown in the Schedule, or

☐ Your Representative at its address shown in the Schedule; or

☐ Automatic Withdrawal from the account described below.

If Automatic Withdrawal Account applies: Minimum Amount:

Name of Depository Institution:

Address:

Account Number:

4.	Conversion

The Conversion Date for each Policy described in section A above shall be the date n/a months after the inception of such Policy.

On or shortly after the Conversion Date upon the presentation of our invoice, You must pay in cash the entire unpaid amount of Your Payment Obligation for such Policies.

C.	Security Plan

1.	Collateral

Collateral on Hand (by Type)	Amount of Collateral
Bonds	$28,250,000
Cash	$46,586,464
Escrow	$252,478
Others	$15,500,000
Total Collateral on Hand	$90,588,942

Additional Collateral on Hand (by Type)	Amount of Collateral	Due Date
N/A	N/A
Total Additional Collateral Required	$0
Total Collateral Required	$90,588,942

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2.	Financial Covenants, Tests, or Minimum Credit Ratings

We may require additional collateral from you in the event of the following:

a.	Credit Trigger:

i.	If the credit rating of the entity named below and for the type of debt described below, promulgated by Standard & Poor’s Corporation (“S&P”) or by Moody’s Investors Services, Inc. (“Moody’s”), drops below the grade shown respectively by S&P or Moody’s, or

ii.	if S&P or Moody’s withdraws any such rating.

We may require and you must deliver such additional collateral according to the Payment Agreement up to an amount such that our unsecured exposure will not exceed the amount shown as the Maximum Unsecured Exposure next to such rating in the grid below.

“Unsecured exposure” is the difference between the total unpaid amount of Your Payment Obligation (including any similar obligation incurred before the inception of the Payment Agreement and including any portion of Your Payment Obligation deferred and is not yet due) and the total amount of your collateral that we hold.

Name of Entity:	Type of Debt Rated: n/a

Ratings at Effective Date

S&P	Moody’s	Unsecured Exposure at Effective Date

Potential Future Ratings

S&P	Moody’s	Maximum Unsecured Exposure
AA-	Aa3	N/A
A-	A3	N/A
BBB	Baa2	N/A
BB	Ba2	N/A

b.	Other Financial Tests or Covenants:

3.	Adjustment of Credit Fee

If the amount of unsecured exposure is changed because of Your delivery of additional collateral to us due to the requirements under item 2 above, the Credit Fee shall be adjusted on a pro-rata basis from the date of such delivery.

SIGNATURES

IN WITNESS WHEREOF, You and we have caused this “Schedule” to be executed by the duly authorized representatives of each.

For us, National Union Fire Insurance Company of Pittsburgh Pa., on behalf of itself and all its affiliates, this 3rd day of November, 2004.		For You: OneSource Holdings, Inc. this 18th day of November, 2004

Signed by	/s/ Timothy O’Grady	Signed by	/s/ Scott E. Friedlander
Title	Attorney-In-Fact	Title	Vice President

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